As filed with the Securities and Exchange Commission on May 3 , 2019

Registration No.:  333-231047

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada		20-1914514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification (Code Number)	(IRS Employer Identification No.)

2100 North Wilmot, #211

Tucson, AZ  85712

(520) 777-0511

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles O’Dowd, Chief Executive Officer

2100 North Wilmot, #211

Tucson, AZ  85712

(520) 777-0511

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging Growth Company	☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-231047) of ABCO Energy Inc. is being filed solely to amend Item 13 and Item 16 of Part II thereof and to transmit an exhibit thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.           Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$606.00
Edgarizing	$1,500.00
Legal Fees and Expenses	$50,000.00
Accounting Fees and Expenses	$2,000.00
Total	$54,106.00

Item 14.           Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.           Recent Sales of Unregistered Securities

During the last three fiscal years and as of the date of this prospectus, the Company has had the following unregistered sales of its securities:

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Item 16.           Exhibits and Financial Statement Schedules

(a)       Exhibits

Exhibit No.	Description of Exhibit

3(i)	Articles of Incorporation, as amended (1)
3(ii)	By-Laws (1)
5	Legal Opinion of John F. Wolcott, Esq. (2)
10(a)	Share Exchange Agreement dated July 15, 2011 (1)
10(b)	12% $40,000 Convertible Note dated March 16, 2016 (4)
10(c)	8% $25,000 Convertible Note dated March 23, 2016 (4)
10(d)	10% $55,000 Convertible Note dated April 1, 2016 (5)
10(e)	5% $42,000 Convertible Note dated April 5, 2016 (5)
10(f)	10% $40,000 Convertible Note dated May 3, 2016 (5)
10(g)	8% $30,000 Convertible Note dated May 6, 2016 (5)
10(h)	Consulting Agreement between ABCO Energy, Inc. and Benchmark Advisory Partners effective September 20, 2016 (6)
10(i)	Agreement effective October 19, 2016 between the Company and Joshua Tyrell (7)
10(j)	Amendment No. 1 to Consulting Agreement effective November 11, 2016 between the Company and Joshua Tyrell (8)
10(k)	Securities Purchase Agreement dated as of November 7, 2016 between the Company and Blackbridge Capital Growth Fund (9)
10(l)	Equity Purchase Agreement dated August 6, 2018 between the Company and Oasis Capital (10)
10(m)	Registration Rights Agreement dated August 6, 2018 between the Company and Oasis Capital (10)
10(n)	7% $150,000 Convertible Note dated August 6, 2018 (10)
21	Subsidiaries of Registrant (1)
23.1	Consent of Fruci & Associates II, PLLC (3)
23.2	Consent of KSP Group, Inc. (3)
23.3	Consent of John F. Wolcott, Esq. Included in Exhibit 5 (2)
24.1	Power of Attorney (included on Signature Page)
101 INS	XBRL Instance Document (3)
101 SCH	XBRL Taxonomy Extension Schema Document (3)
101 CAL	XBRL Taxonomy Calculation Linkbase Document (3)
101 DEF	XBRL Taxonomy Extension Definition Linkbase Document (3)
101 LAB	XBRL Taxonomy Labels Linkbase Document (3)
101 PRE	XBRL Taxonomy Labels Linkbase Document (3)

(1)	Previously filed with the Company’s Form 10, SEC File No. 000-55235 filed on July 1, 2014, and incorporated herein by this reference as an exhibit to this Form S-1.
(2)	Attached.
(3)	Previously filed with the Company’s Form S-1 , File No. 333-231047, filed with the Commission on April 26,2019 and incorporated herein by this reference.
(4)	Previously filed with the Company’s Form 10-K, File No. 000-55235, filed with the Commission on April 11, 2016 and incorporated herein by this reference.
(5)	Previously filed with the Company’s Form 10-Q, File No. 000-55235, filed with the Commission on May 20, 2016 and incorporate herein by this reference.
(6)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on October 24, 2016.
(7)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K filed with the Commission on October 24, 2016.
(8)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on November 29, 2016.
(9)	Previously filed with and incorporated herein by this reference the Company’s Form 8-K, filed with the Commission on November 29, 2016.
(10)	Previously filed with and incorporated herein by this reference to the Company’s Form 8-K filed with the Commission on September 7, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on May 3 , 2019.

ABCO ENERGY, INC.

Dated: May 3 , 2019	By:	/s/ Charles O’Dowd
Charles O’Dowd
Chief Executive Officer, Chief Financial Officer & Principal Accounting Officer

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